UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 24, 2011, representatives of Greatbatch, Inc. (the “Company”) delivered a presentation to analysts and investors at the Company’s Investor Day held in New York, New York. As part of this presentation, management of the Company provided certain information including projections of future revenue, research and development expenses, adjusted operating margin, product development milestones and growth rates. This portion of the presentation is attached as Exhibit 99.1. The entire presentation is available on the Company’s website at www.greatbatch.com.

NON-GAAP FINANCIAL MEASURES

The attached presentation contains non-GAAP financial information. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In this presentation: “adjusted” amounts consist of GAAP amounts (or forecasted GAAP amounts) excluding (i) acquisition-related charges, (ii) facility consolidation, manufacturing transfer and system integration charges, (iii) asset write-down and disposition charges, (iv) severance charges in connection with corporate realignments or a general reduction in force (v) litigation charges and gains, (vi) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt, (vii) unusual or infrequently occurring items and (viii) the income tax (benefit) related to these adjustments. Additionally, in this presentation “free cash flow” means cash flow from operations less amounts expended for property, plant and equipment, net of sales proceeds. We believe that reporting these amounts provides important supplemental information to our investors and creditors seeking to understand the financial and business trends relating to our financial condition and results of operations. Please see our Form 10-K filed on March 1, 2011 for a reconciliation of certain non-GAAP measures contained in this presentation.

CAUTIONARY STATEMENT

The statements made in the attached presentation that are not statements of current or historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, which are subject to known and unknown risks, uncertainties and assumptions. They include statements relating to:

•	future sales, expenses and profitability;

•	future development and expected growth of our business and markets;

•	our ability to execute our business model and our business strategy;

•	our ability to identify trends within our markets and to offer products and services that meet the changing needs of those markets; and

•	projected capital expenditures.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “guidance,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. We are under no duty to update any of these forward-looking statements or to conform these statements to actual results. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by the forward-looking statements contained in the attached presentation or that may affect our future results, some of these factors include the following: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; our inability to successfully consummate and integrate acquisitions and to realize synergies and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including medical device products; our inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions brought against us; and other risks and uncertainties set forth in our Form 10-K filed on March 1, 2011.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits.

Exhibit No.

99.1	Greatbatch, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 24, 2011

GREATBATCH, INC.

By: /s/ Thomas J. Mazza
Thomas J. Mazza
Senior Vice President & Chief Financial Officer